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                                                                    Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated April 20, 2001 on the combined financial statements of The Security Products and Services Group included in Armor Holdings, Inc.'s Form 8-K filed on August 22, 2001 and to all references to our Firm included in this registration statement.


                                                  Arthur Andersen LLP



Cincinnati, Ohio
November 26, 2001